DANZIG KAYE COOPER FIORE & KAY, LLP
                                30A Vreeland Road
                                   PO Box 333

                         Florham Park, New Jersey 07932

                               FORM OF EXHIBIT 5.1

                    [CONFORMED COPY TO BE FILED BY AMENDMENT]


-----------------------, 2003

EnerTeck Corporation
10701 Corporate Drive, Suite 150

Stafford, Texas 77477

Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested our opinion as counsel for EnerTeck Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 7,175,650 shares of the Company's common stock currently outstanding or which may be acquired upon exercise of warrants (the "Shares").

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation as amended, By-laws of the Company, the Registration Statement on Form SB-2 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement") and such other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

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EnerTeck Corporation

---------------------, 2003

Page 2

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the Shares subject of the Registration Statement which are currently outstanding are, and (ii) the Shares subject of the Registration Statement issuable upon exercise of warrants, when issued, delivered and paid for as contemplated in the prospectus forming a part of the Registration Statement, will be, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

DANZIG KAYE COOPER FIORE & KAY, LLP